                                                                   Exhibit 10.17

                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                            Under 17 C.F.R. (S)(S) 200.80(b)(4),
                                                              200.83 and 230.406

               MICROSOFT LIMITED PROTOCOL SPECIFICATION LICENSE
                                   AGREEMENT

                   WINDOWS MEDIA PROTOCOLS - DISTRIBUTION ONLY

This Microsoft Limited Protocol Specification License Agreement ("Agreement") is made and entered into as of _________________ ("Effective Date"), by and between Microsoft Corporation, a Washington corporation with offices at One Microsoft Way, Redmond, WA 98072 ("Microsoft"), and Licensee as specified immediately below.

 Licensee Name       SkyCache, Inc.
   & Address:        312 Laurel Ave.        Laurel, MD 20707
--------------------------------------------------------------------------------
State of Incorp.:    Delaware
--------------------------------------------------------------------------------
   Licensee          Brad Pumphrey                           bradp@skycache.com
    Contact          Phone:  301-598-0500  x2245             ------------------
  Information                                                FAX 301-598-0837
--------------------------------------------------------------------------------
   Microsoft         Contact/Title:Bret O'Rourke/Program Manager
    Contact          Phone: (425) 936-6783
  Information:       Fax: (425) 936-7329
                     Email: bretor@microsoft.com
--------------------------------------------------------------------------------
   Licensee          SkyCache            MSBD Satellite Streamer
   Product:
--------------------------------------------------------------------------------
    Term:            Effective Date through March 31, 2001.
--------------------------------------------------------------------------------

                                    Recitals

Microsoft is the exclusive owner and/or authorized licensor of certain protocols, specifications and associated documentation related to Microsoft's Windows Media Server and Windows Media Player software technology (as defined below, the "Protocols").

The Protocols are confidential and proprietary to Microsoft.

Licensee wishes to obtain a limited license to confidential materials regarding the Protocols solely for use solely in accordance with the terms of this Agreement.

The parties hereby agree as follows:

                                    Agreement

1.   Definitions

     1.1 "Authorized Product" means a Licensee Product which is a Content Proxy Server.

     1.2 "Confidential Information" means: (a) the Protocols; (b) Confidential Materials; (c) any source code of software disclosed by Microsoft; (d) any trade secrets and/or other proprietary non-public information not generally known relating to either party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and (e) the terms and conditions of this Agreement. "Confidential Information" shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party prior to the time of disclosure and is not subject to restriction; (iii) is independently developed by the receiving party without the use of the Confidential Materials or other party's Confidential Information and by personnel that have not had any access to the Confidential Materials or Confidential Information; (iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is made generally available by the disclosing party without restriction on disclosure.

     1.3 "Confidential Materials" means the materials specifically described on Exhibit A related to the Protocols.

     1.4 "Confidential Materials Implementation" means solely that portion of an Authorized Product source code which implements, incorporates or otherwise discloses the Confidential Materials.

     1.5 "Content Proxy Server" means a Licensee Product that is a server or related product for Windows Platforms or non-Windows Platforms that manages Windows Media Content for purposes of distribution and tracking.

     1.6 "Content" means data, text, audio, video, animation, graphics, photographs, artwork and other technology and materials.

     1.7 "Independent Contractor" means a third party who is under written agreement with Licensee to design and develop or assist with the design and development of the Licensee Product as an Authorized Product, solely on behalf of and for the benefit of Licensee, where such written agreement is in accordance with the terms and conditions of this Agreement, including Sections 2 and 3. Microsoft shall have the right to be notified and approve of any Independent Contractor, which approval shall not be unreasonably withheld or delayed.

     1.8 "Licensee Product" means Licensee's product identified in table on page 1 of this Agreement.

     1.9 "Protocols" means the networking protocols specifications specifically related to Windows Media Server and Windows Media Player, as set forth in Exhibit A.

                                       2.

     1.10 "Streaming Media" means Content that is transmitted and played, displayed, executed or otherwise experienced incrementally, or in semi-real time, such that it can be heard, viewed or received by an end user with minimal download delays, if any.

     1.11 "Windows Media Content" means Streaming Media served or streamed originally by a Windows Media Server or Windows Media Encoder.

     1.12 "Windows Media Encoder" means Microsoft's real-time encoding technology for encoding Streaming Media.

     1.13 "Windows Media Player" means Microsoft's component software for Windows Platforms that displays Streaming Media formats and other multimedia data-types.

     1.14 "Windows Media Server" means versions 4.0 and later, as publicly released by Microsoft during the Term, of Microsoft's Streaming Media services for Windows Platforms.

     1.15 "Windows NT4" means version 4 (service pack 4) of Microsoft's Windows NT server operating system running Windows Media Server.

     1.16 "Windows Platforms" means Microsoft's Windows NT4 and Windows 2000 operating system platforms, successor operating system platforms, and any upgrades, updates and/or modifications to the foregoing publicly released by Microsoft during the Term, regardless of naming conventions, version numbers and/or other nomenclatures.

2.   Limited License

     2.1 License Rights. During the Term and expressly subject to Licensee's compliance with Sections 2.2 and 2.3, Microsoft hereby grants to Licensee a non-exclusive, non-transferable, non-assignable, limited license to: (i) Review and reference the Confidential Materials solely for purposes of designing and developing the Licensee Product as an Authorized Product; (ii) reproduce and have reproduced the Confidential Materials Implementation solely in object code form and solely as part of the reproduction of the Authorized Product; and (iii) license, rent, lease, sell or otherwise distribute ("Distribute") and have Distributed the Confidential Materials Implementation solely in object code form and solely as part of the Distribution of the Authorized Product.

     2.2 Express Conditions Regarding Confidential Materials. Licensee's rights
         ---------------------------------------------------
under Section 2.1 are expressly conditioned upon Licensees compliance with each of the following conditions:

         (a) Licensee may not modify the Confidential Materials. Licensee may copy the Confidential Materials as reasonably necessary to exercise its license rights in Section 2.1. Licensee may only review and reference the Confidential Materials for purposes of designing and developing an Authorized Product. Licensee may not use the Confidential Materials for any purposes not expressly set forth in this Agreement.

                                      3.

         (b) Licensee shall use its commercially reasonable efforts to ensure that the use or distribution of the Licensee Product as an Authorized Product shall not in any way disclose or reveal the Confidential Materials, including the Confidential Materials Implementation. Other than authorized Independent Contractors, Licensee shall not allow or enable any third party or sublicensee to use or access the Confidential Materials.

         (c) Nothing in this Agreement shall be construed as altering, limiting or abridging in any way any license terms or obligations (including end user license agreements) associated with the use of Windows Platforms.


     2.3 Further Express Conditions.
         --------------------------

         (a) [   ***   ]

         (b) Licensee Product must adhere to the product and packaging guidelines set forth in Exhibit B.

         (c) To the extent an Authorized Product incorporates the features set forth in Section 2.3(a) or 2.3(b), Licensee's licenses (including end user license agreements) for the Authorized Product shall restrict use of the Authorized Product as set forth in this Section 2.3(a) and 2.3(b); provided, that Licensee's obligations to abide by the obligations set forth in this
Section 2.3(d) shall terminate if any other Microsoft licensee is not similarly bound to abide by the obligations set forth in Sections 2.3(a), 2.3(b) and this 2.3(d).

     2.4 Ownership.
         ---------

         (a) Except as expressly licensed to Licensee in Section 2.1, Microsoft retains all right, title and interest in and to the Confidential Materials and to any feedback regarding the Confidential Materials provided by Licensee under this Agreement.

         (b) Licensee retains all right, title and interest in and to Licensee Products, including Licensee Products as Authorized Products, Confidential Materials Implementation (except to the extent that such Confidential Materials Implementation incorporates Confidential Materials) and to any feedback regarding Licensed Products which may be provided by Microsoft under this Agreement. Microsoft retains all right, title and interest in and to any trade secret information related to the Confidential Materials in the Confidential Materials Implementation. Licensee retains all right, title and interest in and to any copyright and any other trade secret information in the Confidential Materials Implementation.

     2.5 No Other Rights. Except as expressly granted in this Agreement,
         ---------------
Licensee shall have no other rights in the Confidential Materials. Under no circumstances will the license grant set forth in Section 2.1 be construed as granting, by implication, estoppel or otherwise, a license to any Microsoft technology other than the Confidential Materials.

*** Confidential Treatment Requested

                                      4.

     2.6 Delivery and Other Microsoft Support. Following initial delivery of the
         ------------------------------------
Confidential Materials, Microsoft shall be under no obligation to update or deliver further versions of the Confidential Materials. Microsoft shall have no obligation to provide Licensee any source code under this Agreement.

     2.7 Joint Marketing. The parties shall work with each other to develop a
         ---------------
mutually agreeable press release as soon as possible after the Effective Date. In such press release, Licensee shall endorse Windows Media Technologies and Windows Media Formats as a leading platform and set of formats for Streaming Media; and (ii) Microsoft shall endorse Licensee's Content distribution infrastructure as a leading solution for caching, network infrastructure and content distribution and/or management. Further, during the Term, neither party shall issue or approve from third parties press releases that are inconsistent with the spirit of this Section 2.7. During the Term, Licensee will also provide Microsoft with reasonably detailed information on Licensee's use of Microsoft technology in its business for inclusion in a case study which Licensee shall be entitled to review and approve, with such approval not be unreasonably withheld or delayed. In addition, during the Term the parties will work together in good faith to enter into joint sales and marketing plans and joint promotion of their relationship. Licensee and Microsoft agree that each party may use such trademarks, tradenames and/or designs on their respective web-sites to promote their relationship; provided, that, each party uses only the logos and designs supplied and approved in writing by the other party for such purpose.

3.   Confidentiality

     3.1 The license grant in Section 2.1 is expressly conditioned upon Licensee retaining in confidence all Confidential Information, and Licensee will make no use of the Confidential Information except under the terms and during the existence of this Agreement.

     3.2 Licensee may disclose Confidential Information as required by governmental or judicial order, provided Licensee gives Microsoft prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure. Licensee may disclose the terms of this Agreement to a third party in connection with discussions with such third party regarding a proposed joint venture, merger, acquisition or sale of assets of substantially all the assets of Licensee; provided, that, such third party is bound under the terms of an agreement which protects Licensee confidential information; and provided further that disclosure of such terms of this Agreement shall not imply that Licensee may assign this Agreement without the prior written consent of Microsoft. Licensee may further disclose Confidential Information to the extent that such Confidential Information has been embedded in a Confidential Materials Implementation solely and to the extent necessary to meet its obligations under a source code escrow obligation that requires such a beneficiary to maintain the confidentiality of such Confidential Information and to use such Confidential Information solely to the extent to support such beneficiaries' use of an Authorized Product. Microsoft will be notified in writing within five (5) business days of any deliver of the Confidential Materials Implementation into such an escrow obligation.

     3.3 Licensee shall not reproduce, duplicate, copy or otherwise disclose, distribute, or disseminate the Confidential Information in any media. Any use of the Confidential Information shall take place solely on Licensee's premises by Licensee's employees and authorized

                                      5.

Independent Contractors under agreement to protect the Confidential Information (an agreement which protects Licensee confidential information and which covers the Confidential Information is sufficient).

     3.4 Licensee shall be free to use for any purpose the residuals resulting from access or work with such Confidential Information, provided that such party shall maintain the confidentiality of such Confidential Information as provided in this Section 3. The Term "residuals" means information in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein, provided such persons have not intentionally memorized such ideas, concepts, know-how or techniques. Licensee shall not have any obligation to pay royalties for any work resulting from the use of residuals. The foregoing shall not be deemed to grant to Licensee a license under Microsoft's copyrights or patents. Further, the foregoing shall not be deemed to grant Licensee a license to directly access the Confidential Materials for any purpose other than that provided in Section 2.1.

     3.5 Licensee's obligations under this Section 3 shall survive any termination or expiration of the Agreement and shall extend to the earlier of such time as the Confidential Information is in the publicly domain or ten (10) years following termination or expiration of this Agreement.

4.   Disclaimer of Warranty

     4.1 Microsoft represents, warrants and covenants that it has it has the full power to enter into this Agreement. Licensee represents, warrants and covenants that it has it has the full power to enter into this Agreement.

     4.2 EXCEPT AS SET FORTH IN SECTION 4.1, THE CONFIDENTIAL INFORMATION IS PROVIDED TO LICENSEE AS IS WITHOUT WARRANTY OF ANY KIND. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE CONFIDENTIAL INFORMATION IS ASSUMED BY LICENSEE. MICROSOFT DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT, WITH RESPECT TO THE CONFIDENTIAL INFORMATION.

5.   Limitation of Liability

     IN NO EVENT SHALL MICROSOFT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR OTHER DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE ANY CONFIDENTIAL INFORMATION, EVEN IF MICROSOFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                      6.

     EXCEPT FOR A BREACH OF SECTIONS 2.1, 2.2(a), 2.2(b) AND/OR 3, IN NO EVENT SHALL LICENSEE BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR OTHER DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS AGREEMENT, EVEN IF LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.   Term and Termination

     6.1 Term. This Agreement shall continue through the Term unless earlier
         ----
terminated in accordance with this Section 6.

     6.2 Termination. Either party may suspend performance and/or terminate this
Agreement:

         (a) Immediately upon written notice at any time, if the other party is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Section 2.1 and/or 3, and fails to cure that breach within thirty (30) days after written notice thereof; or

         (b) Immediately upon written notice at any time, if the other party is in material breach of Sections 2.1 and/or 3.

     6.3 Effect of Termination. If this Agreement is terminated by Microsoft for
         ---------------------
any reason, Licensee shall (i) return all copies of the Confidential Materials and Confidential Information, and related materials in Licensee's possession or under its control within ten (10) days following the effective date of termination or expiration of the Term of this Agreement and (ii) cease all further Distribution of Confidential Materials Implementations. If requested by Microsoft, Licensee shall provide a declaration signed by an officer of Licensee attesting that all such copies have been returned to Microsoft. If the Term of this Agreement expires, or if this Agreement is terminated by Licensee for Microsoft's material breach, then: (a) Licensee may retain two (2) copies of Confidential Materials then in its possession; (b) if Licensee has terminated this Agreement, Licensee may use the Confidential Materials (as such materials have been delivered as of the effective date of termination) in accordance with the license rights under Sections 2.1 (so long as Licensee continues to comply with the obligations of Sections 2.2 and 2.3) through the end of the original Term, (c) Licensee may use the Confidential Materials solely for purposes of supporting (as of the effective date of termination) versions of Authorized Products developed through the end of the Term; and (d) Licensee's rights under
Section 2.1(b) shall survive such termination or expiration of the Term for a period of four (4) years provided that Licensee continues to comply with the obligations of Sections 2.2 and 2.3.

     6.4 Survival. The provisions of Sections 2.4, 2.5 and 3 (for the period
         --------
specified in Section 3.4), 4, 5 and 6 shall survive termination of this Agreement.

                                      7.

7. General

     7.1 Notices. All notices and requests in connection with this Agreement
         -------
shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as set forth on page 1 of this Agreement. Copies of such notices shall be addressed to each party's General Counsel.

     7.2 Governing Law. This Agreement shall be construed and controlled by the
         -------------
laws of the State of Washington as though entered into between Washington residents and to be performed entirely within the State of Washington, and Licensee consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

     7.3 Independent Parties. Neither this Agreement, nor any terms and
         -------------------
conditions contained herein, shall be construed as creating a partnership, joint venture, agency relationship or as granting a franchise.

     7.4 Enforceability. If any provision of this Agreement shall be held by a
         --------------
court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

     7.5 Assignment. Licensee may not assign this Agreement, or any rights or
         ----------
obligations hereunder, whether by contract or by operation of law, except with the express written consent of Microsoft, which approval will not be unreasonably withheld or delayed. Any attempted assignment by Licensee in violation of this Section shall be void. For purposes of this Agreement, an "assignment" by Licensee under this Section shall be deemed to include, without limitation, the following: (a) a change in beneficial ownership of Licensee of greater than twenty percent (20%) (whether in a single transaction or series of transactions) if Licensee is a partnership, trust, limited liability company or other like entity; (b) a merger of Licensee with another party, whether or not Licensee is the surviving entity; (c) the acquisition of more than twenty percent (20%) of any class of Licensee's voting stock (or any class of non-voting security convertible into voting stock) by another party (whether in a single transaction or series of transactions); or (d) the sale of more than fifty percent (50%) of Licensee's assets (whether in a single transaction or series of transactions). In the event of such assignment or attempted assignment by Licensee, Microsoft shall have the right to immediately terminate this Agreement.

     7.6 Export Licenses. Licensee acknowledges that the Confidential
         ---------------
Information may be subject to the export control laws and regulations of the United States, as amended. Licensee confirms that with respect to the Confidential Information it will not export or re-export it, directly or indirectly, to: (i) any countries that are subject to United States export restrictions (currently including, but not necessarily limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro), Iran, Iraq, Libya, North Korea, South Africa (military and police entities), and Syria); (ii) any end user who Licensee knows or has reason to know will utilize the Confidential Information in the design, development or production of nuclear, chemical or biological weapons; or (iii) any end user who has been prohibited from participating in the United States export transactions by any federal agency of the United States government.

                                      8.

Licensee further acknowledges that the Confidential Information may include technical data subject to export and re-export restrictions imposed by United States law.

     Licensee shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for the performance of all of the terms and conditions of the Agreement including, but not limited to, foreign exchange approvals, import and offer agent licenses, fair trade approvals and all approvals which may be required to realize the purposes of the Agreement.

     7.7 Entire Agreement. This Agreement constitutes the entire agreement
         ----------------
between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Licensee and Microsoft by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     In Witness Whereof, the parties have entered into this Agreement as of the Effective Date written above.

--------------------------------------------------------------------------------
Microsoft Corporation                     Licensee
--------------------------------------------------------------------------------
By: /s/ Bret O'Rourke                     By:  /s/ Robert E. Marggraf
--------------------------------------------------------------------------------
Name (print):  Bret O'Rourke              Name (print):  Robert E. Marggraf
--------------------------------------------------------------------------------
Title:  Group Program Mgr.                Title:  EXECTUTIVE VICE PRESIDENT
--------------------------------------------------------------------------------
Date:  2/17/00                            Date:  12/15/99
--------------------------------------------------------------------------------

                                      9.

                                    Exhibit A

                      DESCRIPTION OF CONFIDENTIAL MATERIALS

The Confidential Materials consist of any non-public information disclosed to Licensee under Section 2.5(b), and the following documents:

[   ***   ]



*** Confidential Treatment Requested

                                    Exhibit B

                    LICENSEE PRODUCT AND PACKAGING GUIDELINES

Licensee will use Microsoft's "Windows Media Compatible" logo in Licensee Product, packaging and website in accordance with Microsoft's standard logo guidelines. Licensee must execute and comply with the branding requirements and Trademark Usage Guidelines of Microsoft's Logo License Agreement for "Plays Windows Media," which are attached to this Exhibit B.